Cover Sheet of the Current Account Credit Opening Agreement Available through Online COMEX (*for its acronym in Spanish*) Financing

A) THE BANK: BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO
REPRESENTED BY: **MIGUEL ANGEL BARAJAS CRUZ AND RODRIGO ALCOCER CARRERA**

B) THE BORROWER: (CORPORATE OR BUSINESS NAME) CRISA LIBBEY MEXICO S DE RL DE CV

NATIONALITY: **MEXICAN**	MARITAL PROPERTY REGIME: **NOT APPLICABLE**

ACTIVITY OR PURPOSE: **MANUFACTURE, PURCHASE, DISTRIBUTION, AND SALE OF GLASS ITEMS FOR DINING ROOM AND INDUSTRIAL GLASS PRODUCTS**
REPRESENTED BY: **ABEL ALEJANDRO IBARRA PADILLA**

(JOINT OBLIGOR)	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
LIBBEY MEXICO S DE RL DE CV	**MEXICAN**	**NOT APPLICABLE**	**PABLO MIGUEL VILLARREAL ZAVALA AND JUANANGEL ECHAVARRIA VILLARREAL**
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:
	NATIONALITY	MARITAL PROPERTY REGIME	REPRESENTED BY:

CHECKING ACCOUNT(S) FOR DRAW DOWNS AND DEBIT

CUSTOMER CODE:

ACCOUNT No.: CURRENCY: **USD** BRANCH: **4008 CIGARRERA**	ACCOUNT No.: ----- CURRENCY: ----- BRANCH: -----
ACCOUNT No.: ----- CURRENCY: ----- BRANCH: ------	ACCOUNT No.: ----- CURRENCY: ----- BRANCH: -----

C R E D I T

CREDIT AMOUNT AND CURRENCY (number and in writing): **$3,000,000.00 (THREE MILLION DOLLARS 00/100 USD)**	**FINANCING DRAWDOWN CURRENCIES:** ☐ **NATIONAL CURRENCY** ☒ **DOLLARS OF THE UNITED STATES OF AMERICA**

CREDIT ALLOCATION:
FOREIGN TRADE TRANSACTIONS: ☒ IMPORTS ☒ EXPORTS ☒ PRE-EXPORT

DRAWDOWN REQUEST PERIOD: FROM **JUN** 17 **st** , 20**19** to **JUN** 17 **st** , 20**20** TERM OF THE CREDIT: UNTIL THE **14th** day of **DECEMBER** 20**20**	MAXIMUM DRAWDOWN TERM: **180** DAYS	ANNUAL STRUCTURING FEE: **$37,500.00 (THIRTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS 00/100 USD) DOLLARS** DRAWDOWN FEE: **NOT APPLICABLE**

DISBURSEMENT METHOD: ☒ CREDIT TO ACCOUNT ☐ PAYMENT TO SUPPLIER

DEFAULT FACTOR:
☐ MXP DEFAULT FACTOR TIMES. | ☒ USD DEFAULT FACTOR 3.0 TIMES.

COLLATERAL

☐ Bond ☐ OTHER (Specify) **NOT APPLICABLE**

D O M I C I L E S

A) BANK
AV. VASCONCELOS 154 COL. VALLE DEL CAMPESTRE, SAN PEDRO GARZA GARCIA, N.L CP 66267

B) BORROWER
JOSE MARIA VIGIL OTE NUM 400 COL. DEL NORTE, MONTERREY, NL. CP 64500

C) JOINT OBLIGOR(S) AND/OR SURETY(IES) /GUARANTOR(S)
JOSE MARIA VIGIL 400 DEL NORTE COL. CENTRO DE MONTERREY, MONTERREY, N.L CP 64500

SPECIAL CONDITIONS

AVERAGE BALANCE TO MAINTAIN IN THE CHECKING ACCOUNT (S)

I).- LIQUIDITY INDEX: GREATER THAN OR EQUAL TO 1.0

II).- LEVERAGE INDEX:

a).- TOTAL LIABILITIES/Members' Equity: Less than or Equal to 2.5

b).- Net Financial Liability/EBITDA: Less than or Equal to 3.0

c).- Financial Liability/EBITDA: Less than or Equal to

III).- EBITDA/FINANCIAL EXPENSES GREATER THAN OR EQUAL TO 3.5

IV).- MINIMUM MEMBERS' EQUITY: Greater than or equal to

PLACE OF EXECUTION OF THE AGREEMENT:	EXECUTION DATE OF THE AGREEMENT
MONTERREY, N.L.	**JUN 17st, 2019**

THE BORROWER AND/OR JOINT OBLIGOR(S), GUARANTOR(S) AND/OR MORTGAGE GUARANTOR(S), HAVING READ THE DOCUMENTS RELATING TO THE CONTRACTED CREDIT, REPRESENT(S) TO BE FULLY AWARE OF THE TERMS AND CONDITIONS AGREED ON THIS COVER SHEET, WHICH THEY RATIFY, WHICH IS AN INTEGRAL PART OF THE AGREEMENT EXECUTED WITH THE BANK AND OF WHICH THEY RECEIVE A COPY, SIGNING THIS DOCUMENT AS PROOF OF THE DELIVERY, READING AND APPROVAL HEREOF.

S I G N A T U R E S

BORROWER

CRISA LIBBEY MEXICO S DE RL DE CV REPRESENTED BY: ABEL ALEJANDRO IBARRA PADILLA NAME AND SIGNATURE	NAME AND SIGNATURE

JOINT OBLIGORS AND/OR GUARANTORS

LIBBEY MEXICO S DE RL DE CV REPRESENTED BY: PABLO MIGUEL VILLARREAL ZAVALA AND JUAN ANGEL ECHAVARRIA VILLARREAL NAME AND SIGNATURE	NAME AND SIGNATURE

BANK'S LEGAL REPRESENTATIVE

MIGUEL ANGEL BARAJAS CRUZ NAME AND SIGNATURE	RODRIGO ALCOCER CARRERA NAME AND SIGNATURE

CREDIT OPENING AGREEMENT IN CURRENT ACCOUNT AVAILABLE THROUGH ONLINE COMEX FINANCING, ENTERED ON THE ONE HAND BANCO SANTANDER MÉXICO, S. A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO, HEREINAFTER REFERRED TO AS THE "BANK", AND ON THE OTHER HAND THE "BORROWER" WHOSE NAME, CORPORATE OR BUSINESS NAME APPEARS ON THE COVER SHEET HEREIN, AS WELL AS THE PERSONS WHO SHALL BE IDENTIFIED AS THE "JOINT OBLIGORS" AND/OR "GUARANTORS" AND THE "GUARANTOR(S)", WHOSE NAMES, CORPORATE OR BUSINESS NAMES APPEAR ON THE COVER SHEET HEREIN, FOR THE PURPOSES SET FORTH BELOW, IN ACCORDANCE WITH THE FOLLOWING REPRESENTATIONS AND CLAUSES.

REPRESENTATIONS

I. The BANK represents, through its legal representatives, that:

a) It is a commercial company incorporated in accordance with Mexican laws, authorized by the Ministry of Finance and Public Credit to act as a full service bank.
b) Their legal representatives have the sufficient powers to execute this agreement, which have not been revoked, or limited in any manner whatsoever.

II. The BORROWER represents, under oath, that:

a) The information provided in the Credit Application, Basic Information Questionnaire and Statement of Assets or Financial Statements, is true, which has been delivered to the BANK for the attaining of the Credit subject matter of this agreement, aware of the contents of Article 112 of the Credit Institutions Law (*Ley de Instituciones de Crédito*).
b) The assets it owns are free of any additional encumbrance to those specified in the Statement of Assets or Financial Statements, which could affect the fulfillment of the obligations undertaken pursuant to this agreement.
c) IN THE EVENT OF BEING A LEGAL ENTITY, it is a company legally organized in accordance with Mexican laws and registered before the appropriate Public Registry, as well as that its representative(s) is (are) duly authorized to execute this agreement, providing evidence thereof with the documents detailed in the Legal Report, which is an integral part of the credit file kept by the BANK, and whose content is held to be incorporated hereto by reference. The representative(s) represent(s) under oath that the powers with which they appear at the time of execution of this agreement have not been revoked or modified in any way.
IN THE EVENT OF BEING AN INDIVIDUAL, it is your will to enter into this agreement, you have sufficient legal capacity to do so, as well as the fact that your nationality, marital property regime and business activity, as appropriate, coincides with that contained in the credit file kept by the BANK. The representative(s) represent(s) under oath that the powers with which they appear at the time of execution of this agreement have not been revoked or modified in any way.
d) The BANK advised that contracting any transaction or service that the parties perform under this instrument is not conditioned to the contracting of another transaction or service; notwithstanding the foregoing, the BANK may offer products and services linked to the contracted product, which the BORROWER may freely contract, provided that it is an undeniable BORROWER'S right to contract these with a third party.
e) Neither the BORROWER, nor its direct or indirect members, subsidiaries and/or affiliated companies, as to the execution date of this Agreement, are on any list of blocked or sanctioned persons in accordance with Mexican or international regulations regarding anti-corruption, prevention of transactions with illegally obtained resources and/or terrorism financing.
f) You are aware that Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, is subject to anti-corruption, prevention of transactions with illegally obtained resources and terrorism financing laws and regulations, and therefore you must comply with any obligation arising from such regulations or any instruction issued in this regard by the competent authorities. In that sense, the BANK shall not be responsible for any contractual breach arising from instructions issued by the competent authorities or from applicable Mexican or international regulations.

III. Each and every one of the persons who constitute themselves as Joint Obligors and/or Sureties and/or Guarantors represent that:

a) The information provided in the Statement of Assets or Financial Statements, is true, which has been delivered to the BANK for the attaining of the Credit subject matter of this agreement, aware of the contents of Article 112 of the Credit Institutions Act.
b) IN THE EVENT OF BEING A LEGAL ENTITY, it is a company legally organized in accordance with Mexican laws and registered before the appropriate Public Registry, authorized pursuant to the terms of its Articles of Organization to be jointly liable and/or to grant guaranties in favor of third parties, as well as that its representative(s) is (are) duly authorized to execute this agreement, providing evidence thereof with the documents detailed in the Legal Report, which is an integral part of the credit file kept by the BANK, and whose content is held to be incorporated hereto by reference. The representative(s) represent(s) under oath that the powers with which they appear at the time of execution of this agreement have not been revoked or modified in any way.
IN THE EVENT OF BEING AN INDIVIDUAL, it is your will to enter into this agreement, you have sufficient legal capacity to do so, as well as the fact that your nationality, marital property regime and business activity, as appropriate, coincides with that contained in the credit file kept by the BANK. If he or she appears through a representative(s), the representative(s) represent (s) under oath that his or her powers have not been revoked or modified in any way whatsoever.
c) That neither each of the persons acting as Joint Obligors, Sureties and/or Guarantors, nor their direct or indirect shareholders, subsidiaries and/or affiliated companies, as to the execution date of this Agreement, are on any list of blocked or sanctioned persons in accordance with Mexican or international regulations regarding anti-corruption, prevention of transactions with illegally obtained resources and/or terrorism financing.
d) You are aware that Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, is subject to anti-corruption, prevention of transactions with illegally obtained resources and terrorism financing laws and regulations, and therefore you must comply with any obligation arising from such regulations or any instruction issued in this regard by the competent authorities. In that sense, the BANK shall not be responsible for any contractual breach arising from instructions issued by the competent authorities or from applicable Mexican or international regulations.

CLAUSES

FIRST.- DEFINITIONS.
The terms used in this agreement and listed below shall have the following meanings, which shall also apply to the singular or plural forms of such terms:

Cover Sheet: Means the document thus identified in this Agreement that contains all the terms and conditions of the Credit and data of the BORROWER. The Cover Sheet is an integral part of this agreement, for all appropriate legal purposes.
***Credit Drawdown Confirmation*:** Means the notification that the BANK shall submit to the BORROWER informing it ABOUT the terms and conditions of the Credit Drawdown by means of the written form attached hereto as Exhibit "C", or through Internet Service in a form that shall contain the date from which the payment term shall begin to run, which will begin on the date on which the Credit Drawdown is made, as well as the appropriate Payment Date and other

amounts due for this purpose, such as ordinary interest. The BANK has up to one (1) business day to present the Credit Drawdown Confirmation after the date on which the Credit Drawdown is given in the event that it is processed through Internet Service.

Credit: Means the credit that by means of this instrument is granted to the BORROWER, for the amount and in the currency specified in the Cover Sheet herein; provided that the amount of the Credit does not include interest, fee and expenses arising from this agreement.

Business Day: It means, for purposes of Credit Drawdowns and Payment Dates, as appropriate, when these are in foreign currency, on any day (except Saturday and Sunday) on which the banks of New York City, United States of America, the United Mexican States and the country where the Credit must be paid, are authorized to perform banking transactions with the public and with other financial institutions. For purposes of Credit Drawdowns and Payment Dates in national currency, shall be any day (except Saturday and Sunday) on which banks in the United Mexican States are authorized to perform banking transactions with the public and other financial institutions.

Credit Drawdown: Means the delivery of funds made by the BANK to the BORROWER by means of a credit to its account set forth in the Cover Sheet or by means of direct payment made by the BANK on behalf of the BORROWER to suppliers, in accordance with the provisions of the COMEX Financing Drawdown Request, through the Internet or Exhibit "A", charged to this Credit. In the event of Import transactions, in order for the BANK to make the payment to the supplier by means of a credit to the supplier's account, the BORROWER shall give instructions to the BANK, detailing in the Drawdown Request, the Financial Institution and the checking account to which the deposit must be made.

The reason or allocation of the BORROWER'S Credit Drawdown, may be for the import, pre-import, pre-export and/or export of goods made by the BORROWER. The foregoing in accordance to the provisions in the Cover Sheet.

COMEX Supporting Documentation.- Means the documentation that supports the BORROWER'S pre-import, import, pre-export and/or export activities, supported through commercial invoices, or if applicable, purchase order, shipping or transport documents, and import or export *pedimentos* (requests for final import or export permits), whose value covers an amount equal to or greater than the delivery of funds made by the BANK to the BORROWER in accordance to the provisions of the COMEX Financing Drawdown Request.

Payment Date: Means the date specified in the COMEX Financing Drawdown Request, and in which the BORROWER must cover the amount of the Credit Drawdowns made based on the COMEX Financing Drawdown Request to the BANK; among which the principal, interest and other accessories that are arising from the Financing are included.

Financing: Means the specific financing that the BANK, pursuant to the Credit, grants the BORROWER.

In the event that the Credit Drawdown is denominated in: (i) National Currency, the Financing shall be denominated in National Currency or (ii) United States Dollars ("Dollars"), the Financing shall be denominated in United States Dollars.

Financing Source: Means any institution (national or foreign) or mechanism through which the BANK provides itself with funds to grant the Financing.

Drawdown Request Period: Means the term within which the BORROWER may submit Drawdown Requests through the Internet or COMEX Financing Drawdown Request through Exhibit "A" to the BANK, as such term is set forth in the Cover Sheet herein.

For the purposes of article 308 of the General Law on Securities and Credit Transactions, the Drawdown Request Period specified on the Cover Sheet, shall be the term for the closing of the current account.

Interest Period: Means the period for the calculation of interest on each of the Credit Drawdowns made through the Internet or through COMEX Financing Drawdown Requests (Exhibit "A"). Based on which the interest accruing on the unpaid balance of the appropriate Drawdown shall be calculated, it being understood that the initial Interest Period shall begin on the day on which each appropriate Credit Drawdown is made and shall end on the day prior to the same numeric day of the following month (or of the month or of the number of months specified for such purpose in Exhibit "A", unless the number of days for the period are specified) and each subsequent Interest Period shall begin on the day following the last day of the Interest Period which has elapsed and shall end on the day preceding the same numeric day of the following month (or of the month or of the number of months so specified in Exhibit "A", unless the number of days for the period are specified).

Maximum Drawdown Term: means the maximum term of each Credit Drawdown, as specified on the Cover Sheet herein.

Internet Service: Means the communication and information system that will allow the BORROWER (i) to request the Financing and (ii) to know the information related to the Financing subject matter of the Credit, through a page incorporated to the world-wide network of communications known as Internet that the BANK has established under the service denominated "Online International Business" (*Negocio Internacional en Línea*).

In the event that the BORROWER wishes to opt for the use of this Service, the BORROWER must sign the Online International Business Services Provision Agreement.

Therefore, and in terms of article 52 of the Credit Institutions Law, the parties agree that the terms and conditions on the use of equipment and automated systems, as well as the rights and obligations of the parties regarding the use of such systems, are bound in the aforementioned agreement.

COMEX Documentation List: Means the COMEX Documentation List that the client must attach in the system each time a drawdown is made through the Internet. In the event that the drawdown is carried out by means of Drawdown Requests by means of Credit to the Account, it must be submitted in a format substantially similar to that of Exhibit B, where the BORROWER shall indicate the numbers, dates and amounts of the commercial invoices, if applicable Purchase Order, mentioning the name of the goods, as well as the numbers and dates of the shipping or Transportation documents.

The CUSTOMER must submit the COMEX Documentation List together with the appropriate Drawdown Request.

COMEX Financing Drawdown Request: Means the request that the BORROWER shall submit to the BANK via internet for the Credit Drawdown of a certain amount of the Credit.

Only in the event that the BORROWER cannot submit the application over the Internet, it may do so through the written form for the Drawdown Request, which is added as Exhibit "A" which shall be an integral part of this agreement, for all legal purposes.

The processing of the COMEX Financing Drawdown Request submitted to the BANK through Exhibit "A" or the Internet, shall be subject to the BORROWER'S availability of funds pursuant to the Credit that the BANK has granted it and that this has not reached its limit. The BORROWER shall indicate in the Drawdown Request, through Exhibit "A" or the Internet the reason or specific allocation of the funds pursuant to the Credit Drawdown.

Reference Rate: Means the appropriate rate that will be used for the calculation of ordinary and/or default interest. In the event of Credit to the Account Requests denominated in National Currency, the TIIE Rate shall be used, and in dollars legal tender in the United States of America, the Libor Rate for dollars shall be used.

Libor Rate for Dollar Means the rate published on the BBAM page of the *Bloomberg* screen published by *Bloomberg L.P.*, or whichever replaces it, that is quoted as the appropriate rate at which deposits in US Dollars are offered in the Interbank Market of London, England, by the main offices in London, England, of each one of the banks there that quote to main banks at approximately 11:00 am. (London time, England), or in the event that quotation is not available, it shall be the one published by LIBOR01 regarding the quotation of the BBA (*British Bankers Association*) or whichever replaces it, of the "Reuters U.S. *Domestic Money Service"*) which is transmitted through the Reuters monitoring system, or whichever replaces it.

TIIE: Means the Balance Interbank Interest Rate (*Tasa de Interés Interbancaria de Equilibrio)*, with a term of twenty-eight or ninety days, published by the Bank of Mexico (*Banco de México*) in the Federal Official Gazette on the start date of the appropriate Financing Term, or, if not published on that date, the immediately preceding published one. In the event that "TIIE" disappears, the parties agree that the rate that shall be used for the calculation of interest shall be the one that the Bank of Mexico expressly establishes as a substitute for "TIIE", plus the additional points agreed for each provision in Exhibit "A". In the event that Bank of Mexico does not expressly disclose the rate that replaces the "TIIE", the parties agree to negotiate the instrument that shall replace the "TIIE" to determine the ordinary interest rate, as well as the number of points that will be added to such instrument to calculate such interest rate, provided that the parties do not reach an agreement regarding the instrument or the number of additional points, within ten business days following the date on which the "TIIE" disappears, the rate to be applied shall be the result of adding the points agreed for each drawdown in accordance with Exhibit "A", plus two points, to the net yield rate of the Federal Treasury Certificates (*Certificados de la Tesorería de la Federación*) in their initial offering - "CETES"- with a term of twenty-eight days, disclosed by

the Ministry of Finance and Public Credit in widely circulated newspapers, on the date of commencement of each Financing Term, or if not published on that date, the immediately preceding one published.
In the event that the "TIIE" has disappeared without Bank of Mexico expressly disclosing the rate that replaces it, that the parties have not reached an agreement regarding the instrument that shall replace the "TIIE" to determine the ordinary interest rate or the points that shall be added to it and that the "CETES" rate has also disappeared, the parties agree that this agreement shall be terminated and the payment term for the amounts due to the BANK pursuant to the Financing shall be early terminated, the BORROWER being bound to pay the BANK default interest calculated in accordance with the provisions of this agreement, considering for the calculation of such interest in substitution of the "CETES" rate, the Cost of Bank Term Deposits (*Costo de Captación a Plazo*, CCP, for its acronym in Spanish) of liabilities denominated in national currency that Bank of Mexico deems representative of the group of full service banks and published in the Federal Official Gazette, on the beginning date of each Financing Term or, in the event that it is not published on that date, the last one published.
Validity of the Credit: Means the period during which there may be outstanding amounts to be paid by the BORROWER, arising from the Credit Drawdown, and corresponding to the period counted from the first day of the Drawdown Request Period until the expiration date of this agreement, which is the one specified on the cover sheet of this Agreement.

SECOND.- GRANTING OF CREDIT.
By means of this agreement, the BANK opens a current account credit to the BORROWER, up to the amount specified on the cover sheet of this agreement, limit within which interest, fees, expenses and other accessories caused pursuant to this agreement are not included. This agreement shall remain in force for as long as there are obligations to be met by the BORROWER pursuant hereto. The Credit may be made available by the BORROWER through the submission of COMEX Financing Drawdown Requests, in terms of the provisions of clause Three of this Agreement.

The Credit opened in this Agreement shall be operated in the form of a current account in terms of Article 296 of the General Law of Credit Instruments and Transactions; therefore, within the term of the Disposal Request Period and the amount of the Credit granted, the BORROWER is authorized to make settlements in total reimbursement of the Credit Drawdowns previously made, being authorized to verify new Credit Drawdowns in the form agreed, of the balance in its favor.

THIRD.- CREDIT DRAWDOWNS.
The BORROWER may carry out Credit Drawdowns to the extent required by its Financing needs, through the Internet, and only when it cannot be done through the Internet, it may do so by means of the previous delivery to the BANK at the address specified in the domicile clause of this instrument, of the COMEX Financing Drawdown Requests through Exhibit "A" duly signed by the representatives of the BORROWER, the Joint Obligors and/or Sureties and Guarantors.

The BORROWER shall submit the COMEX Financing Drawdown Requests through Exhibit "A" or the Internet to the BANK, in terms of the foregoing, for its approval, if approved, the Bank shall make the delivery of funds by credit to the account of the BORROWER. Furthermore, the parties agree that another form of Credit Drawdown shall be that of payment to supplier, in the event of import transactions, which must be paid to whoever the BORROWER instructs on the Cover Sheet and in the same currency as the Credit Drawdown or its equivalent at the exchange rate in effect on the date of the Credit Drawdown within the foreign exchange market.
The payment term for each one of the drawdowns made by the BORROWER shall not exceed the term set forth for such purpose on the Cover Sheet.

The Credit drawdown(s) made by the BORROWER pursuant to this agreement shall be documented by the accounting entries made by the BANK, therefore the parties agree that the BANK'S accounting, the checking account statements referred to in this clause and, if applicable, the supplier payment receipts, shall provide sufficient proof of the dates and amounts of the Credit drawdown(s) made by the BORROWER pursuant to this agreement, thus as of the date on which the BANK credits the amount requested in the terms and conditions agreed, it shall be understood that the BORROWER has drawn down the Credit up to the amount of the sums deposited by the BANK in terms of this agreement.

The drawdowns made by means of COMEX Financing Drawdown Requests shall be verified by means of the deposits that the BANK makes of the amounts that appear in each COMEX Financing Drawdown Request, to the checking account the BORROWER holds at the BANK, or in the event of payment to supplier, to the account that the BORROWER has specified in the Drawdown Request. It shall not be necessary to indicate the reason or allocation of such credits in the checking account statement.

FOURTH.- FORM AND PLACE OF PAYMENT.
The BORROWER undertakes to reimburse the Credit Drawdowns, precisely on the Payment Dates, as well as the Financing payment in the currency in which the Credit has been drawn down.
The amounts paid by the BORROWER to the BANK, shall be applied for the payment of the amount of the concepts arising from the obligations hereunder, in the exact same order specified as follows: contributions, expenses, fees, commissions, default interests, ordinary interests, and principal.

In the event that the date on which the BORROWER must verify any payment hereunder turns out to be a non-business day, the BORROWER shall make such payment on the next Business Day thereafter, on the understanding that the appropriate extension shall be taken into consideration for the purpose of calculating appropriate interest.

In the event that the Credit or Financing Drawdown is denominated in national currency, the BORROWER must make the payment at the BANK'S domicile specified in the signatures part of this agreement. In the event that the Credit or Financing Drawdown is denominated in dollars, the BORROWER must make the payment specifically delivering dollars of the United States of America, to the domicile specified by the BANK to the BORROWER for such purposes.
The payment domicile for an obligation denominated in foreign currency other than the United States Dollar, arising from the Credit, shall be the domicile abroad specified by the BANK to the BORROWER for such purpose.

Notwithstanding the foregoing, the BORROWER may make the payment to the BANK by means of a transfer of funds to the account that the BANK holds with a financial entity abroad and which is specified for this purpose in Exhibit "A". In the event that no domicile is specified, it shall be understood that the BORROWER shall make the payment at the domiciles specified above.

The BORROWER authorizes the BANK in the terms of article 57 of the Credit Institutions Law, so that it may charge to the accounts mentioned in the Cover Sheet of this agreement, the amount of principal, interest, commissions and other debts in favor of the BANK or, if applicable, of its correspondents, as well as those expenses, taxes, duties and any other amount incurred by the BANK in connection with this Credit or that the BORROWER owes to the BANK for any other concept. In the event that a previous currency exchange transaction from national currency to US dollars must be made or in the case of other foreign currencies, from US dollars to any other currency originally determined, in order to comply with the obligation of specifically delivering dollars or the appropriate currency, the BANK shall apply the sale exchange rate(s) in force on the payment date, within the foreign exchange market.

All payments made by the BORROWER under this agreement shall be made without deduction and free of any taxes, contributions, charges, deductions or withholdings of any nature imposed or levied at any time by any authority. In the event that the applicable law requires any of the deductions mentioned in the immediately preceding paragraph to be made, then the BORROWER shall pay to the BANK such additional amounts as may be necessary in order for the net amounts received by the BANK to be equal to the gross amounts agreed upon.

FIFTH.- ORDINARY INTEREST.
In the case of Credit Drawdowns made through COMEX Financing Drawdown Requests through Exhibit "A" or the Internet, the BORROWER is required to pay the BANK without any previous request, ordinary interest on unpaid balances, payable and

and taken into account by Past Due Interest Periods, at an annual rate that shall be equal to the result of adding to the appropriate reference rate, the number of additional points set forth in Exhibit "A". Ordinary interest shall be payable on the day following the last day of each "Interest Period" and in the manner set forth in Exhibit "A". In addition, the calculation of interest shall be carried out using the elapsed calendar day's procedure, on the basis of a three hundred and sixty days year, the calculation of the rate being closed up to ten-thousandths.

The appropriate reference rate for foreign currency shall correspond to the rate published two Business Days prior to the date on which the appropriate Interest Period begins for a period equal to or closer to such Interest Period. The reference rate for Credit Drawdowns in National Currency shall correspond to the rate published on the commencing date of the Interest Period, or in the event that it is not published on that date, the immediately preceding published rate.

If a fixed rate has been chosen, the BORROWER undertakes to pay to the BANK, without the need of any prior request, ordinary interest calculated on the Credit's outstanding principal and taken into account for Past Due Interest Periods, at the fixed interest rate set forth in Exhibit "A", plus the Value Added Tax accrued on such interest, if any.

SIXTH.- DEFAULT INTERESTS.
In case of Credit Drawdowns made by means of the Internet or by means of COMEX Financing Drawdown Requests, default interest shall accrue in the event that the BORROWER does not pay promptly the amount of the appropriate Drawdown on the Payment Date (whether national currency or foreign currency) or that the BORROWER does not pay the BANK any other amount to which it is bound hereunder. The BORROWER shall pay the BANK default interest on the principal, which shall be calculated and accrued for each day on which delinquency exists, at a rate resulting from multiplying the ordinary rate referred to in the preceding paragraphs, as appropriate, by the Default Factor referred to in the Cover Sheet herein; the foregoing taking into consideration the appropriate Reference Rate that in the case of amounts in national currency, the TIIE Rate shall be used and in the case of amounts in dollars, legal tender in the United States of America, the Libor Rate for Dollars shall be used, as set forth in Exhibit "A" of this Agreement, in accordance with the definitions set forth in Clause First, it being understood that interest on arrears shall be accrued during the entire delinquency term.

In such event, the calculation of interest shall be carried out using the elapsed calendar days procedure, divided by three hundred and sixty, the calculation of the rate being closed up to ten-thousandths.

SEVENTH.- ENFORCEABLE INSTRUMENT.
This agreement together with the BANK'S accountant certification, shall be enforceable instruments pursuant to the terms of Articles 68 and 71 of the Credit Institutions Law, therefore the BANK shall be able to demand the fulfillment of the obligations undertaken by the BORROWER and the reimbursement of all the amounts that the BANK has covered under this agreement, without the need of signature authentication or any requirement whatsoever. Further, the account statement certified by the accountant, as mentioned above, shall constitute valid evidence in the event of a trial for determination of the payable balance by the BORROWER.

EIGHTH.- COMMISSIONS.
The BORROWER undertakes, if applicable, to pay the BANK an annual commission for Credit structuring on the initial amount of the Credit, payable upon execution of this agreement; or at the time the BANK requests it from the BORROWER and, if applicable, a commission on the amount of each Credit Drawdown payable on the Credit disbursement date. The foregoing, in accordance to the provisions in the Cover Sheet herein.
Likewise, the parties agree that the BORROWER shall pay a commission for the concept of payment to suppliers, in accordance with the rates in effect on the date on which such commissions are generated in the event that the credit is drawn down in this manner and in the case of imports.

NINTH.- CANCELLATION OR AGREEMENT RESTRAINT.
The parties agree that the BANK has the authority to restraint the amount of the Credit or the term to use it, or both at the same time, as well as to cancel this agreement at any time, by means of simple written communication addressed to the BORROWER, therefore, limiting or extinguishing, as the case may be, the right of the latter to make use of the undrawn balance. The foregoing, pursuant to the provisions of article 294 of the General Law on Securities and Credit Transactions.

TENTH.- CAUSES OF EARLY TERMINATION.
The BANK may accelerate the maturity of the payment term for the services to be paid by the BORROWER and immediately demand the total amount of the Drawndown Credit, its interests and other legal consequences and accessories, if the BORROWER, the Joint Obligor and/or the Guarantor, fail to comply with any of the obligations undertaken pursuant to this agreement and in particular in the following events:

a) If the BORROWER fails to make one or more of the payments in full hereunder, regarding the Credit granted, whether for principal, interest, accessories, or any combination thereof.
b) If the BORROWER does not comply with any of the obligations set forth in this instrument or with the payment obligations contained in any other instrument in which it has the character of debtor, joint obligor or guarantor.
c) If any other credit or loan granted by the BANK to the BORROWER becomes mature in advance, or in general, the term of any obligation that the BORROWER has with the BANK or with any other financial creditor.
d) If any term obligation that the BORROWER has with any non-financial creditor, whose amount is greater than the amount set forth as special limitation on the Cover Sheet herein, becomes mature in advance.
e) If the checking accounts the BORROWER holds in the BANK were to be canceled, seized or otherwise affected.
f) If the Borrower faces judicial, administrative, tax or any other conflicts or situations materially harming its payment capacity.
g) If a procedure is initiated by or against the BORROWER with the purpose of being declared in bankruptcy (*concurso mercantil*) or insolvency, as appropriate.
h) Due to proved falsehood, inaccuracy or concealment in the data provided to the BANK prior to the granting of the Credit and that, at its sole discretion, have determined an inappropriate or incomplete perspective in the transaction's risk assessment.
i) If the persons holding the shares or ownership interests of any legal entity participating in this agreement with any capacity, alienate, tax or otherwise transfer or affect the shares or ownership interests that constitute the capital stock or equity capital of such persons.
j) If the shares or ownership interests mentioned in the immediately preceding paragraph are seized or expropriated by any third party or by judicial, administrative or labor authority.
k) If the guaranties that have been agreed for the execution of this agreement are not promptly provided.
l) If the BORROWER enters into any extrajudicial agreement with its creditors that implies the unavailability of its assets or the total or partial assignment thereof; as well as the seizure or administrative intervention or judicial administration of all or part of the assets of the BORROWER.
m) If the BORROWER or any of the joint obligors or guarantors guarantees or allows debts to be secured by means of the creation of mortgages, pledges or any other charges, liens or guaranties on all or parts of their property, rights, activities or income, both current and future, or extends or renews the existing guaranties in favor of third parties, unless the previous written consent of the BANK has been obtained.
n) If the BORROWER merges, spins-off or is absorbed by another entity, is substantially modified, or enters a state of dissolution, is wound-up or ceases its business activity.
o) If any of the individuals acting as joint obligors or guarantors should die, unless the BORROWER offers a new joint obligor or guarantor who, to the satisfaction of the BANK assumes the obligations contracted by the BORROWER hereunder.
p) When having been requested by the BANK by any means, to provide updated economic or solvency data, the BORROWER or any of the joint obligors have not provided them within the following 30 calendar days or when the BANK has evidence or proof of the lack of authenticity of those provided.
q) When the BORROWER and/or any of the joint obligors or guarantors proceed to dispose of, encumber, rent or assign under any legal title at least 20% of their existing assets at the moment the Credit is granted, other than those regarding to the normal course of the transactions.

In the event that the alienation occurs in a proceeding of compulsory expropriation, foreclosure, or by court order, the BORROWER is herein obliged to allocate to the payment of the debts kept with the BANK, the amounts that by concept of indemnifications and considerations related to such proceedings it may receive, delivering the excess amount to whoever has rights thereof. All this notwithstanding the BORROWER'S unlimited personal liability.

r) When the fulfillment of any of the obligations arising from this agreement implies that the BANK fails to comply with any provision issued by the competent Authority, whose compliance is mandatory for the BANK itself and as long as it is subsequent to the execution date of this agreement.

s) If the BORROWER fails to comply with any of its obligations referred to in the following ELEVENTH clause.

t) If the BORROWER does not comply with the special conditions set forth by the BANK'S Credit Committee, which appear on the Cover Sheet hereto.

u) If the BORROWER, does not submit the appropriate COMEX Supporting Documentation, if required, in a term not greater than 10 days as of the first Credit drawdown.

v) In all other cases in which, according to Law, the fulfillment of term obligations become due and enforceable in advance.

w) If the BORROWER, Joint Obligor and/or Guarantor appear on any list of blocked or sanctioned persons in accordance with Mexican or international regulations regarding anti-corruption, prevention of transactions with illegally obtained resources and/or terrorism financing, in which case the BANK may early terminate this credit, as well as block any funds drawdown that the BORROWER may wish to make with regarding the credit.

Whatever the case may be and if any of the above circumstances arise, the BORROWER shall be obliged to reimburse the BANK for the amount of the unpaid balance, as well as to pay accrued interest and commissions, calculated until the effective date of payment, as well as expenses and any other concept contractually or legally accrued.

ELEVENTH.- AFFIRMATIVE COVENANTS.

During the validity of this instrument and until the amounts that the BORROWER must pay to the BANK, as a consequence of this Credit Agreement, are completely covered, the BORROWER, the JOINT OBLIGORS and/or GUARANTORS, as appropriate, undertake to the following:

A).- i).- Maintain a Liquidity Index (Current Assets/Short-Term Liabilities) Greater than or Equal to that set forth on the Cover Sheet
II).- Maintain a Leverage Index:
a).-Total Liability/Members' Equity: Less than or Equal to that set forth on the Cover Sheet b).- Net Financial Liability/EBITDA: Less than or Equal to that set forth on the Cover Sheet
c).- Financial Liability/EBITDA: Less than or Equal to that set forth on the Cover Sheet iii).- EBITDA/ Financial Expenses: Greater than or Equal to that set forth on the Cover Sheet. iv).- Minimum Members' Equity: Greater than or Equal to that set forth on the Cover Sheet.

EBITDA= Operating Income + Depreciation + Amortization.
Net Financial Liability = Financial Liability – Cash (Cash and Short-Term Investments).
Financial Liability = Non-cost Liability.

B).- Deliver to the BANK, before the 60 calendar days prior to the validity anniversary of this agreement, the internal Financial Statements, including: Balance Sheet and Income Statement, issued no more than 90 days ago, duly signed by the Legal Representative, as well as the operative or market information requested by the BANK.

C).- Deliver to the BANK, within the 180 calendar days following the closing of the fiscal year, a complete copy of its audited Financial Statements, including: Balance Sheet, Income Statement, and Source and Application of Funds Statement, audited by an independent firm or auditor.

TWELFTH.- OVERSIGHT.

The BORROWER agrees from now on that the BANK may at any time inspect the company, demand balance sheets and accounting statements, and request data or documents, at the BANK'S discretion. The BORROWER undertakes to provide all data or documents requested regarding the company's operation and to cover the costs arising from such inspections.

THIRTEENTH.- COLLATERAL.

In order to secure full payment of the Credit granted and its legal accessories, including but not limited to the payment of interest, commissions, expenses and costs in the event of a lawsuit and other services payable by the BORROWER, such BORROWER provides the guaranty set forth in the appropriate section of the Cover Sheet hereto, in the terms and conditions that in addition to what is set forth in this clause, as appropriate, are specified in the document that as Exhibit "D" shall become an integral part of this agreement.

The guaranty provided by the BORROWER must remain intact as long as the secured obligations remain unpaid, therefore the parties agree that there will be no guaranty reduction by reduction of debt, the BORROWER expressly waiving such right.

In the event that the guaranty consists of a pledge, the BORROWER hereunder constitutes a pledge on the assets identified on the Cover Sheet hereto, leaving such assets in possession of the person specified on the Cover Sheet itself, who hereunder accepts this position and represents loyal and faithful performance, receiving such assets and being considered a judicial depositary for purposes of civil and criminal liability. The deposit shall be free of charge and shall last for as long as the Credit and its accessories are unpaid, without the depositary being able to waive the conferred capacity. The BORROWER is obliged to insure against all types of risk, for their real value and before the first Credit drawdown is made, the assets on which it constitutes a pledge, appointing the BANK as the sole preferential beneficiary in the policy; in the event that the BORROWER already has such insurance, the latter is obliged to make the appropriate endorsement of the policy, appointing the BANK as the sole preferential beneficiary. If the BORROWER does not procure insurance under the conditions set forth in this clause or did not maintain them valid, the BANK may procure it and cover the appropriate premiums, giving written notice to the BORROWER, who is obliged to reimburse the corresponding amount, with interest at the default rate set forth in clause Sixth of this agreement, to the BANK.

FOURTEENTH.- ADDITIONAL GUARANTIES.

The BANK reserves the right to request to its full satisfaction and in writing to the BORROWER, the constitution of additional guaranties, when in the opinion of the BANK itself the general conditions of the market or the financial capacity of the BORROWER, so require, the BORROWER being obliged to constitute such guaranties pursuant to the terms generally used by the BANK to secure the obligations arising from agreements of the same nature as the executed one.

FIFTEENTH.- JOINT LIABILITY.

The person(s) who, as joint obligors, appear(s) on the cover sheet hereto, hereby act jointly with the BORROWER and before the BANK, as joint obligor(s) of the BORROWER regarding timely and prompt fulfillment of each and every one of the obligations contracted by the BORROWER hereunder, pursuant to the terms of article 4 of the General Law on Securities and Credit Transactions and 1987 of the Civil Code for the Federal District and its correlatives in the civil codes for the states of the Republic.

Pursuant to the joint obligation constituted hereunder, each of the joint obligors undertake to promptly pay the total amount of the Credit and its legal accessories in a timely manner, in the same terms in which the BORROWER is obliged to comply with such obligations. Likewise, each one of the joint obligations undertaken in this clause does not and shall not imply an extinction, reduction, release, modification or transfer of the obligations herein set forth upon the BORROWER, nor an order to demand fulfillment of such obligations or discussion so that the BORROWER or the joint obligors are liable for them.

Each one of the joint obligations shall subsist in full until the BANK is covered for all, which it is owed pursuant to the Credit and its legal accessories.

SIXTEENTH.-BOND.

The person(s) herein appearing, as Guarantor or Joint Guarantors, on the cover sheet hereto (all the persons set forth in the cover sheet with that capacity shall be simply identified as the Guarantors), in order to guarantee prompt payment to the BANK (either at

the scheduled or anticipated maturity) of all liquid amounts owed to it hereunder, the Guarantors are constituted before the BANK, who accepts this guaranty, as guarantors of the BORROWERS.

The Guarantors waive the order and discussion benefits provided in Articles 2814 and 2815 of the Civil Code for the Federal District and their correlatives for the other states of the Mexican Republic, supplementary applied to that of Commerce.
This bond shall subsist until the BANK has been paid all that is owed by the BORROWER pursuant to the transactions arising from this instrument and those arising from it, including its accessories and other legal consequences, even when: a) the Guarantors cannot subrogate to the rights and privileges of the BANK due to fault or negligence thereof; b) the BORROWER is granted an extension or waiting period without the consent of the Guarantors; c) the BANK removes the BORROWER and the principal obligation is subject to new encumbrances or conditions;
d) the BANK does not require the BORROWER by court order for the breach of the principal obligation within the month following the expiration of the term, or upon the principal debt becoming due and payable the Guarantors request the BANK to petition before a court the fulfillment of the obligation within the term of one month and the BANK does not exercise its rights within the aforementioned term, or if the trial has already commenced in either case, ceases to be pursued for more than three months without justified cause.

As a consequence of the bond's subsistence pact referred to in the preceding paragraph, the Guarantors waive the provisions of Articles 2836, 2845 to 2849 of the Civil Code for the Federal District and its correlatives of the other states of the Mexican Republic.

SEVENTEENTH.- ACTS OF GOD OR FORCE MAJEURE.
The BORROWER undertakes to fully comply with the obligations hereunder, even in the event of unforeseen circumstances or force majeure and expressly accepts this responsibility in accordance with the provisions of Article 2111 of the Civil Code of the Federal District.

EIGHTEENTH.- CHECKING ACCOUNTS STATEMENT. THE BANK shall monthly send a statement indicating the amounts charged and/or paid, as well as interest, commissions, taxes and other expenses related to the check account credit to the BORROWER to the last domicile specified for this purpose, document which shall also indicate the status of the CHECK ACCOUNT.

The BORROWER shall have a 10 business day period from the last business day of each month to state in writing its disagreement or its observations to the account statement; once such period has elapsed without any objection to such account statement, it shall be deemed to have been tacitly accepted and the BORROWER shall lose its right to do so thereafter, and therefore, the entries appearing in the BANK'S accounting shall be full proof in favor of the latter. The BORROWER shall be presumed to have received the account statement if it is not claimed within the same period as referred to in this clause.

NINETEENTH.- AUTHORIZATION TO DEBIT THE BORROWER'S CHECKING ACCOUNT.
The BORROWER authorizes the BANK to debit in any of the checking accounts the BANK holds and specified on the cover sheet hereto, without previous request or collection, the amounts owed to the BANK pursuant to this agreement. The BORROWER agrees to maintain such account during the term of this instrument and to have sufficient and liquid balance thereof, on the date on which each payment shall be verified. In the event that the BORROWER fails to comply with its obligation to maintain sufficient funds in such account or when for any reason such account is cancelled, the BORROWER undertakes to make the payment at the domicile specified by the BANK for purposes of this agreement.
The provision referred to in the preceding paragraph shall remain in force and shall be applicable to any other account which, in substitution for the one herein specified, the BANK may appoint to the BORROWER.
Notwithstanding the foregoing, it is expressly agreed from now on that even if the BANK for any circumstance does not debit the funds required to apply them to the payment of any amount arising from the Credit, the obligation of the BORROWER TO pay at the BANK'S domiciles set forth in accordance with this agreement shall remain in force.

TWENTIETH: ASSIGNMENT.
Under the terms of Article 299 of the General Law on Securities and Credit Transactions, the BANK has powers to assign, discount, endorse or otherwise negotiate, in whole or in part and even before maturity, the rights to the Credit granted herein. On the other hand, the BORROWER may not assign its rights or obligations under this agreement.

TWENTY-FIRST.- CREDIT REPORTS.
The BORROWER, the Joint Obligor(s), and the Guarantor(s), authorize the BANK to provide and, if applicable, request information regarding its financial position and credit transaction, to the credit information bureaus referred to in the Law Regulating Credit Information Bureaus (*Ley para Regular las Sociedades de Información Crediticia*), as well as to the different financial entities that are members of Grupo Financiero Santander México, prior or subsequent to the granting of the Credit.

TWENTY-SECOND.- COMEX SUPPORTING DOCUMENTATION SUBMISSION.
THE BORROWER acknowledges that for each COMEX Financing the BORROWER must have the COMEX Supporting Documentation evidenced through Commercial Invoices, Shipping or Transport Documents and Import or Export *Pedimentos*.
The BORROWER accepts that: 1) the value of the COMEX Supporting Documentation shall cover an amount equal or greater than the COMEX Financing granted to the BORROWER by the BANK, 2) the COMEX Supporting Documentation shall be in force and shall function at all times to exclusively cover the appropriate COMEX Financing, 3) the Supporting Documentation may not be used to obtain a COMEX Financing or credit other than the one granted by the BANK or by another national or foreign Financial Institution.
The BANK and the BORROWER agree that it is not necessary for the BORROWER to deliver the COMEX Supporting Documentation to the BANK, in each Credit Drawdown. Further, the parties agree that in each COMEX Financing Drawdown Request submitted, the BORROWER shall attach to such request, the List of COMEX Supporting Documentation.
The BORROWER accepts the responsibility and obligation to keep the COMEX Supporting Documentation under its custody, and that this documentation will be available to the BANK during the term of the appropriate financing period and up to 30 business days after the payment date of the COMEX Financing.
The parties agree that the BANK has powers to request in writing at any time within the period defined in the preceding paragraph and at least 10 (ten) business days in advance to the CUSTOMER, the delivery of true and exact copies of the COMEX supporting documentation for review and analysis, and when this documentation is not easily movable to the BANK'S facilities the, the CUSTOMER shall allow BANK officials to review this documentation at the domicile specified on the cover sheet hereto.

TWENTY-THIRD.- INFORMATION TO ENTITIES. GOVERNMENTAL.- In the event that the BANK comes to participate with the Credit subject of this agreement, in some guarantee scheme or risk participation program promoted or funded by the Banco Nacional de Comercio Exterior S.N.C., and/or any guaranty fund formally acknowledged and approved by the BANK, the BORROWER, the JOINT OBLIGOR(S) and/or GUARANTOR(S), expressly authorize the BANK to provide such governmental entities with information related to the execution of this agreement, as well as with the compliance thereto.

TWENTY-FOURTH.- DOMICILES.
For all judicial and extrajudicial purposes relating to this agreement, the BORROWER and the joint obligor(s) and the Guarantor(s), specify the domiciles referred to on the cover sheet hereto. As long as the BORROWER, its Joint Obligor(s) and the Guarantors do not expressly notify the BANK in writing about the change of domicile(s), all notices, summonses and other judicial and extrajudicial proceedings shall take place at the domicile(s) specified on the cover sheet hereto.

TWENTY-FIFTH.- EXPENSES AND COSTS.
The BORROWER shall pay to the BANK, the costs, fees, expenses and taxes arising from the execution of this agreement, as well as any cost, fee, expense or tax arising from the preparation, elaboration, entering and execution of any other contract or agreement directly or indirectly related to it.

In the event that the BORROWER does not timely pay the amounts it undertakes to cover in accordance with the provisions of this agreement, the BANK

may make the appropriate payments on behalf of the CREDITED BANK on the understanding that such amounts will generate default interest during the time between the date on which the BANK informs the CREDITED BANK, by simple written communication, of the amount to be paid and the date on which said amount is paid or refunded to the BANK.
The default interest referred to in this clause shall be calculated and determined in accordance with the provisions of the default interest clause herein.

TWENTY-SIXTH.- JURISDICTION AND LAWS.
For all matters relating to the construction and enforceability of this agreement, the parties expressly submit to Mexican law and to the jurisdiction of the competent judges and courts of Mexico City, Federal District, or to that corresponding to the domicile of the BANK indicated on the cover sheet of this agreement, as per the BANK'S election, thus renouncing the BORROWER and its Joint Obligors, Sureties and/or Guarantors, to the jurisdiction that their current or future domiciles may entitle them to.

By signing this agreement you are giving your express consent to the following:

Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, indicating as conventional address for the purposes related to this notice the one indicated in Av. Prolongación Paseo de la Reforma, number 500, Colonia Lomas de Santa Fe, C.P. 01219, in México Distrito Federal, hereby informs you that your personal data will be protected in accordance with the provisions of the Federal Law on the Protection of Personal Data Held by Individuals (*Ley Federal de Protección de Datos Personales en Posesión de los Particulares*) as well as our privacy policy and that the processing of your data will be for the purpose, stating without limitation, of complying with contractual obligations agreed between the parties, carrying out their own activities, related and derived from our corporate purpose, as well as for commercial and promotional purposes. You can view our full Legal Notice on the following website www.santander.com.mx.

THE BANK	**THE BORROWER**
Banco Santander México, S.A. Institución de Banca Múltiple Grupo Financiero Santander México NAME AND SIGNATURE: **MIGUEL ANGEL BARAJAS CRUZ** **RODRIGO ALCOCER CARRERA** DOMICILE: **AV. VASCONCELOS 154 COL. VALLE DEL CAMPESTRE, SAN PEDRO GARZA GARCIA, N.L CP 66267**	NAME AND SIGNATURE: **CRISA LIBBEY MEXICO S DE RL DE CV** **REPRESENTED BY:** **ABEL ALEJANDRO IBARRA PADILLA** DOMICILE: **JOSE MARIA VIGIL OTE NUM 400 COL. DEL NORTE, MONTERREY, NL. CP 64500**
JOINT OBLIGORS AND/OR GUARANTOR NAME AND SIGNATURE: **LIBBEY MEXICO S DE RL DE CV** **REPRESENTED BY: PABLO MIGUEL** **VILLARREAL ZAVALA AND JUAN ANGEL ECHAVARRIA VILLARREAL** DOMICILE: **JOSE MARIA VIGIL 400 DEL NORTE COL. CENTRO DE MONTERREY, MONTERREY, N.L CP 64500**	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE:	NAME AND SIGNATURE:

DOMICILE:	DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:
NAME AND SIGNATURE: DOMICILE:	NAME AND SIGNATURE: DOMICILE:

The BORROWER authorizes the BANK to carry out investigations on its credit behavior, who may do so by itself or through credit information bureaus and other individuals or corporations that the BANK deems appropriate. The BORROWER represents to know the nature and scope of the investigations it authorizes to be carried out hereunder.

CRISA LIBBEY MEXICO S DE RL DE CV
REPRESENTED BY:
ABEL ALEJANDRO IBARRA PADILLA
NAME AND SIGNATURE OF THE
BORROWER.

Santander

Exhibit "A" COMEX Financing Drawdown Request

PLACE	DAY	MONTH	YEAR

WE REFER TO THE CREDIT OPENING AGREEMENT IN CURRENT ACCOUNT DATED , EXECUTED WITH BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO. (HEREINAFTER THE "AGREEMENT") IN THIS REGARD, IN RESPONSE TO YOUR DRAWDOWN REQUEST DATED AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT IDENTIFIED IN THE PRECEDING PARAGRAPH, THE TERMS OF THE REQUESTED DRAWDOWN ARE IMMEDIATELY RATIFIED AND THE APPLICABLE CONDITIONS ARE SET FORTH:

NAME OF THE BORROWER

CREDIT DRAWDOWN AMOUNT AND CURRENCY (Number and in writing):

☐ NATIONAL CURRENCY ☒ DOLLARS OF THE UNITED STATES OF AMERICA
DRAWDOWN BY MEANS OF
☐ CREDIT TO ACCOUNT CHECKING ACCOUNT TO BE
☐ DEPOSITED: DIRECT PAYMENT TO SUPPLIER NAME OF THE SUPPLIER:
CHECKING ACCOUNT NUMBER OF THE SUPPLIER:
FOREIGN FINANCIAL ENTITY: LOCATION:
DRAWDOWN DATE:
DAY: | MONTH: | YEAR:
PAYMENT DATE (MATURITY DATE) DAY:
| MONTH: | YEAR:
ORDINARY INTEREST:
REFERENCE RATE:
☐ TIIE 28 ☐ TIIE 91 ☐ LIBOR
MONTHS ADDITIONAL
POINTS:

☐ FIXED RATE :
☐ IMPORT ☐ EXPORT ☐ PRE-IMPORT
INTEREST PERIOD: DAYS

THE BANK	THE BORROWER
Banco Santander México, S.A. Institución de Banca Múltiple Grupo Financiero Santander México	
NAME AND SIGNATURE OF THE LEGAL REPRESENTATIVES	NAME AND SIGNATURE OF THE LEGAL REPRESENTATIVE(S)

NAME AND SIGNATURE	NAME AND SIGNATURE	NAME AND SIGNATURE

A DOCUMENT IN SUBSTANTIALLY THE SAME TERMS AS THIS EXHIBIT, MUST BE DELIVERED TO THE BANK DULY SIGNED BY THE BORROWER AND, IF APPLICABLE, BY THE JOINT OBLIGOR(S) AND/OR GUARANTOR(S)/MORTGAGE GUARANTOR(S), AS A PRECONDITION TO EACH PROVISION MADE UNDER THE CREDIT AGREEMENT.

Santander

Exhibit
"B" List of COMEX Documentation

PLACE	DAY	MONTH	YEAR

BANCO SANTANDER MÉXICO, S.A.
INSTITUCIÓN DE BANCA MÚLTIPLE
GRUPO FINANCIERO SANTANDER MÉXICO

AMOUNT AND CURRENCY (NUMBER AND IN WRITING) OF THE COMEX FINANCING

TRANSACTION KIND

EXPORT ☐ PRE-EXPORT ☐ IMPORT ☐

NOMENCLATURE OF TYPE OF DOCUMENTATION

INVOICE (F) *PROFORMAS* (PF) PURCHASE ORDER (OC)

COMMERCIAL INVOICE								TRANSPORTATION DOCUMENT	
Type of Document	Reference	Date	Currency	Amount	Purchaser or Seller	Country	Merchandise	Number	Date
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					
				$					

SINCERELY

Represented by:

AS A PRECONDITION TO EACH COMEX FINANCING DRAWDOWN, THE CLIENT MUST SIGN AND DELIVER TO THE BANK, A DOCUMENT IN EQUAL OR SUBSTANTIALLY EQUAL TERMS TO THIS EXHIBIT.

Santander

Exhibit “C” –
COMEX Financing Drawdown Confirmation

PLACE	DAY	MONTH	YEAR

WE REFER TO THE CREDIT AGREEMENT DATED WE HAVE EXECUTED.
IN THIS REGARD, IN RESPONSE TO YOUR DRAWDOWN REQUEST DATED AND IN ACCORDANCE WITH THE PROVISIONS OF THE CREDIT AGREEMENT IDENTIFIED IN THE PRECEDING PARAGRAPH, THE TERMS OF THE REQUESTED DRAWDOWN ARE IMMEDIATELY RATIFIED AND THE APPLICABLE CONDITIONS ARE SET FORTH:

NAME OF THE BORROWER

DRAWDOWN AMOUNT

CHECKING ACCOUNT TO BE DEPOSITED

DRAWDOWN TERM
DAYS

DRAWDOWN DATE

DAY:	MONTH:	YEAR:

MATURITY DATE

DAY:	MONTH:	YEAR:

REFERENCE RATE:

☐ TIIE 28 ☐TIIE 91 ☐LIBOR MONTHS	ADDITIONAL POINTS:	☐ FIXED RATE :

THE BANK	THE BORROWER
BANCO SANTANDER MÉXICO, S.A. INSTITUCIÓN DE BANCA MÚLTIPLE GRUPO FINANCIERO SANTANDER MÉXICO R E P R E S E N T E D B Y :	
NAME AND SIGNATURE	NAME REPRESENTED BY: